EXHIBIT 99.1


                                                          DOUGHTIE'S FOODS, INC.
                                                          ----------------------
NASDAQ SMALLCAP
MARKET SYMBOL DOBQ
                        For Further Information Contact:

                               Marion S. Whitfield
                                 (757) 399-2451

                      DOUGHTIE'S ANNOUNCES ENGAGEMENT OF FINANCIAL ADVISOR

     PORTSMOUTH, VA, January 4, 1999. Vernon W. Mules, Chairman of the Board of Doughtie's Foods, Inc., the Portsmouth-based food distribution firm, announced today that in response to certain recent inquiries by outside third parties, the Board of Directors of the Company has engaged the investment banking firm of Mann, Armistead & Epperson, Ltd., Richmond, Virginia, for the purpose of attempting to maximize shareholder value, and has directed Mann, Armistead & Epperson, Ltd. to examine the Company's options, including the possibility of a sale of the Company.

     Mann, Armistead & Epperson, Ltd. has contacted certain parties which are thought to have an interest in a possible transaction with the Company. As of this date, no formal offer has been made by any of such parties. Mann, Armistead & Epperson, Ltd. expects that it may contact other parties if it and the Company determine that such contacts are in the Company's best interests.

     The Company does not necessarily intend to update this release as new information becomes available.

     Doughtie's Foods, founded in 1952, distributes a full line of institutional food products in Virginia, Maryland, North Carolina and Delaware.

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Doughtie's Foods, Inc. - 2410 Wesley Street - P.O. Box 7229 - Portsmouth, Va. -
(757)399-2451